Exhibit 23.6

745 Seventh Avenue New York, NY 10019 United States

October 1, 2018

CONSENT OF BARCLAYS CAPITAL INC.

We have previously consented to (i) the inclusion of our opinion letter, dated April 29, 2018, to the Board of Directors of Marathon Petroleum Corporation (the “Company”), as an Annex to the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of the Company, declared effective as of August 3, 2018, and as supplemented to date (the “Effective Registration Statement”), relating to the proposed business combination transaction between the Company and Andeavor and (ii) the references in the Effective Registration Statement to such opinion and our firm in the Effective Registration Statement under the headings “Summary—Opinions of Financial Advisors,” “Risk Factors,” “The Merger—Background of the Merger,” “The Merger—Recommendation of the MPC Board and Reasons for the Merger,” “The Merger—Opinion of Barclays, MPC’s Financial Advisor,” “The Merger—Unaudited Forecasted Financial Information,” “Annex A—Merger Agreement” and “Annex C—Opinion of Barclays Capital Inc.”

We hereby consent to the incorporation by reference of the foregoing into a Registration Statement on Form S-4MEF filed on the date hereof for purposes of registering additional shares of the common stock of Company for issuance in connection with the consummation of the proposed business combination transaction.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of Amendment No. 3 to the Registration Statement within the meaning of the term “experts” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Andrew B. Steinau
Name:	Andrew B. Steinau
Title:	Managing Director